Exhibit 4.8
FIRST AMENDMENT AND LIMITED WAIVER

TO DEBTOR IN POSSESSION CREDIT AGREEMENT

This First Amendment and Limited Waiver to Debtor in Possession Credit Agreement, dated as of February 19, 2003 (this "Amendment"), is by and among United Air Lines, Inc., a Delaware corporation, as debtor and debtor in possession, the Persons named in the Credit Agreement as Credit Parties (as such term is defined in the Credit Agreement), as debtors and debtors in possession, Bank One, NA, a national banking association ("Agent"), and the Persons signatory to the Credit Agreement from time to time as Lenders.

W I T N E S S ETH:

WHEREAS, Borrower, Credit Parties, Agent and Lenders have entered into that certain Debtor in Possession Credit Agreement, dated as of December 24, 2002 (as amended, restated, supplemented and otherwise modified from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein having the definitions provided therefore in the Credit Agreement), and to certain other documents executed in connection with the Credit Agreement;

WHEREAS, the parties hereto wish to amend certain provisions of the Credit Agreement as provided herein; and

WHEREAS, the parties hereto wish to waive certain requirements under the Credit Agreement as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

      Limited Waiver.
        Agent and Lenders hereby waive (i) non-compliance by the Parent and each Subsidiary with the provisions of Section 6.1(d) of the Credit Agreement requiring the delivery of the unaudited financial information for the fiscal month ended December 31, 2002, provided that the financial information required to be delivered pursuant thereto shall be delivered no later than February 11, 2003; and (ii) non-compliance by the Borrower with the provisions of Section 6.1(n) of the Credit Agreement requiring the delivery of certain slot utilization reports, provided that the slot utilization reports required to be delivered pursuant thereto for reporting periods ending after the Closing Date shall be delivered no later than February 21, 2003.
        This limited waiver shall be limited precisely as written and shall not be deemed or otherwise construed to (i) constitute a waiver of any other Unmatured Default or Default or (ii) prejudice any right, power or remedy which Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document (after giving effect to this Amendment).
      Amendments.
        The definition of "Eurodollar Rate" is hereby amended to delete the reference to "two percent (2%)" in line two and insert a reference to "three percent (3%)" in place thereof.
        The definition of "Applicable Margin" is hereby amended to (i) delete the reference to "3.50%" in line two and insert a reference to "5.50%" in place thereof and (ii) delete the reference to "4.50%" in line three and insert a reference to "6.50%" in place thereof.
        Section 2.2(d) is hereby amended and restated in its entirety to read as follows:

        Upon any permanent reduction of the revolving loan commitment and/or prepayment of the term loans under the Additional DIP Credit Agreement other than a permanent reduction or permanent prepayment required under Sections 2.13(a), (b), (c), (d), (e) or (f) under the Additional DIP Credit Agreement (the amount of such reduction or prepayment, the "Additional DIP Prepayment"), the Borrower shall contemporaneously repay the Loan (with a corresponding reduction in the Aggregate Commitment) in an amount equal to the product of (i) the Aggregate Commitment multiplied by (ii) a ratio (expressed as a percentage) of the Additional DIP Prepayment to the sum of the outstanding commitments under the Additional DIP Credit Agreement at such time. Such prepayment shall be applied pro rata among all remaining Mandatory Reductions.

        Section 2.21(c) is hereby amended to insert the phrase "or previously reported in writing to the Agent (to the extent allowed by the Bankruptcy Court at any time)" after the word "professionals" in the fourteenth line thereof.
        Section 6.1(n) is hereby amended and restated to read as follows:

        "(n) on the fifth Business Day following the end of (i) each seven-day reporting period (or, with respect to the final report to be delivered in any two month period), a certificate of an Authorized Officer of the Borrower stating that the Borrower is monitoring its usage of each of the Slots identified on Schedule 6.1(n) as amended from time to time, and is conducting its operations in a manner such that the Borrower should be able to meet the Use or Lose Rule for such Slots with respect to the applicable two-month FAA reporting Period; and (ii) each successive 30-day period, a report in detail reasonably satisfactory to the Agent and conforming to the Slot Reporting Guidelines, showing, for each airport set forth in Schedule 6.1(n) as amended from time to time, the number of Slots held at that airport by applicable hour or half-hour allocation period (and, if applicable, separately setting forth those Slots that are designated as arrivals or departures) and the total number of operations the Borrower has conducted in each such allocation period during the 30-day period covered by such report; and (iii) each successive two-month FAA reporting period, the report Borrower submits to the FAA reporting Slot utilization for each such two-month period as required by 14 C.F.R. Part 93."

        Section 6.28 is hereby amended to insert the phrase "; provided that the Requisite Lenders shall not be required to consent to the additional syndication of the Additional DIP under the terms of and as set forth in Section 2.01(d)(y) of the Additional DIP Credit Agreement" immediately prior to the period in the first sentence thereof.
        Section 6.36(c) is hereby amended to delete the reference to "$200,000,000" in line three and insert a reference to "$300,000,000" in place thereof.
        Section 8.2 is hereby amended to delete the reference to "Section 6.35" in the sentence following clause (v) of such Section and insert a reference to "Section 6.36" in place thereof.
      Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction (or waiver) of the following conditions precedent:
        Execution of Amendment. The Borrower and each other Credit Party shall have executed and delivered this Amendment.
        Bankruptcy Court Approval. The Borrower shall have received approval from the United States Bankruptcy Court for the Northern District of Illinois authorizing the effectiveness of this Amendment.
        Other Documents. The Borrower and each other Credit Party shall have executed and delivered such other approvals, documents or materials as Agent may reasonably request.
        No Existing Default. After giving effect to this Amendment, no Default shall exist as of the date hereof.
      Miscellaneous
        Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.
        Governing Law. This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
        Fees and Expenses. The Borrower agrees that its obligations set forth in Section 9.6 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including without limitation, the reasonable fees and charges of the attorneys for the Agent.
        Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
        Successors and Assigns. This Amendment shall be binding upon Borrower and each other Credit Party, Agent and Lenders and their respective successors and assigns, and shall inure to the sole benefit of Borrower and each other Credit Party, Agent and Lenders and the successors and assigns of Borrower and each other Credit Party, Agent and Lenders.
        References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.
        Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Credit Agreement. The Credit Agreement and each of the Loan Documents remain in full force and effect.
[Remainder of Page Intentionally Left Blank]

Delivered at Chicago, Illinois, as of the day and year first above written.

BORROWER:

UNITED AIR LINES, INC., as debtor
and debtor in possession

/s/ Frederic F. Brace
Title: Executive Vice President & Chief  Financial Officer

LENDERS:
BANK ONE, NA
By: /s/ Patrick Favrel
Title:  Vice President

CREDIT PARTIES:
UAL CORPORATION, as debtor
and debtor in possession

By: /s/ Frederic F. Brace
Title: Executive Vice President & Chief
        Financial Officer

UAL LOYALTY SERVICES, INC.,
as debtor and debtor in possession

By: /s/ Steven M. Rasher
Title: Senior Vice President, General  Counsel and Secretary

UAL COMPANY SERVICES, INC.,
as debtor and debtor in possession

By: /s/ Frederic F. Brace
Title: Vice President & Treasurer

FOUR STAR LEASING INC., as
debtor and debtor in possession

By: /s/ Frederic F. Brace
Title: President

AIR WIS SERVICES, INC., as debtor
and debtor in possession

By: /s/ Frederic F. Brace
Title: President

UAL BENEFITS MANAGEMENT, INC., as debtor and debtor in possession

By:  /s/ Frederic F. Brace
Title: President

UNITED BIZ JET HOLDINGS, INC.,
as debtor and debtor in possession

By:  /s/ Steven M. Rasher
Title: Senior Vice President, General  Counsel and Secretary

CONFETTI, INC., as debtor and debtor
in possession

By:  /s/ Steven M. Rasher
Title: Senior Vice President, General  Counsel and Secretary

MILEAGE PLUS HOLDINGS, INC.,
as debtor and debtor in possession

By:  /s/ Steven M. Rasher
Title: Senior Vice President, General  Counsel and Secretary

MYPOINTS.COM, INC., as debtor
and debtor in possession

By:  /s/ Steven M. Rasher
Title: Senior Vice President, General  Counsel and Secretary

AIR WISCONSIN, INC., as debtor
and debtor in possession

By:  /s/ Frederic F. Brace
Title: President

DOMICILE MANAGEMENT SERVICES, INC., as debtor and debtor in possession

By: /s/ Francesca M. Maher
Title: Vice President and Secretary

BIZJET CHARTER, INC., as debtor
and debtor in possession

By: /s/ Steven M. Rasher
Title: Senior Vice President, General  Counsel and Secretary

BIZJET FRACTIONAL, INC., as
debtor and debtor in possession

By: /s/ Steven M. Rasher
Title: Senior Vice President, General  Counsel and Secretary

BIZJET SERVICES, INC., as debtor
and debtor in possession

By: /s/ Steven M. Rasher
Title: Senior Vice President, General  Counsel and Secretary

MILEAGE PLUS MARKETING, INC.,
as debtor and debtor in possession

By: /s/ Steven M. Rasher
Title: Senior Vice President, General  Counsel and Secretary

CYBERGOLD, INC., as debtor
and debtor in possession

By: /s/ Steven M. Rasher
Title: Senior Vice President, General  Counsel and Secretary

ITARGET.COM, INC., as debtor
and debtor in possession

By: /s/ Steven M. Rasher
Title: Senior Vice President, General  Counsel and Secretary

MYPOINTS OFFLINE SERVICES, INC., as debtor and debtor in possession

By: /s/ Steven M. Rasher
Title: Senior Vice President, General  Counsel and Secretary

KION LEASING, INC., as debtor
and debtor in possession

By: /s/ Frederic F. Brace
Title: President

PREMIER MEETING AND TRAVEL SERVICES, INC., as debtor and debtor in possession

By: /s/ Frederic F. Brace
Title: Vice President and Treasurer

UNITED AVIATION FUELS CORPORATION, as debtor and debtor in possession

By: /s/ Frederic F. Brace
Title: Vice President

UNITED COGEN, INC., as debtor
and debtor in possession

By: /s/ Francesca M. Maher
Title: Vice President and Secretary

MILEAGE PLUS, INC., as debtor
and debtor in possession

By: /s/ Frederic F. Brace
Title: Vice President

UNITED GHS, INC., as debtor
and debtor in possession

By: /s/ Frederic F. Brace
Title: President

UNITED WORLDWIDE CORPORATION, as debtor and debtor in possession

By: /s/ Frederic F. Brace
Title: President

UNITED VACATIONS, INC., as
debtor and debtor in possession

By: /s/ Frederic F. Brace
Title: Vice President